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                                                                    EXHIBIT 24.2


                                POWER OF ATTORNEY

         The person whose signature appears below hereby constitutes and appoints each of Brian P. Campbell, Peter C. DeChants and Kenneth W. Crawford, or any one of them acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) under the Securities Act of 1933 and to sign any instrument, contract, document or other writing of or in connection with the registration statement and any amendments and supplements thereto (including post-effective amendments) and to file the same, with all exhibits thereto, and other documents in connection therewith, including this power of attorney, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


                                   /s/ DAVID A. BRANDON
                                   --------------------------------------------
                                   David A. Brandon
                                   Director


                                   March 17, 2004
                                   ---------------------------------------------
                                   Date